UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 5, 2009 (February 1, 2009)

HENRY COUNTY PLYWOOD CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6/F No.947,Qiao Xing Road, Shi Qiao Town

Pan Yu District, Guang Zhou

People's Republic of China

 (Address of principal executive offices)

86-20-84890337

 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Independent Directors.

On and effective February 1, 2009, the Board of Directors of Henry County Plywood Corporation (the "Company") appointed Mr. Jeremy Goodwin to serve as an "independent director" of the Company (the "Independent Director"), as that term is defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

On February 1, 2009, the Independent Director also entered into an agreement (the "Agreement") with the Company, pursuant to which, the Company agreed to pay the Independent Director a monthly salary of $3,500, as compensation for the services to be provided by him as an Independent Director. In addition, the Company agreed to award to the Independent Director, 12,500 restricted shares of the Company's common stock every three (3) months, so long as the Independent Director remains with the Company as an independent director.

This brief description of the terms of the Agreement is qualified by reference to the provisions of the Agreement attached to this report as Exhibit 10.1.

Mr. Jeremy Goodwin. Mr. Goodwin became a member of our Board of Directors as of February 1, 2009. He has extensive experience in providing financial advice to multi-national and Asian companies on key corporate initiatives such as M&A, debt and equity financing, restructuring, privatization and business expansion. Since 2006, Mr. Goodwin has been Managing Partner of 3G Capital Partners, a corporate finance advisory firm, and was a Vice President of Global Capital Group Enterprises, from 2002 to 2005 where he and his team advised Changzhou Xingrong Copper on its $20 million sale to Mueller Industries, Inc. From 1999 to 2001, Mr. Goodwin was with the ING Beijing Investment arm of Baring Private Equity Partners in Hong Kong, and from 1997 to 1998, Mr. Goodwin worked at ABN Amro in Beijing, where he assisted notable clients such as Royal Dutch Shell Oil and Beijing Capital International Airport with its listing on the Hong Kong stock exchange. Mr. Goodwin began his career at Mees Pierson Investment Finance S.A., a Geneva based investment fund private placement firm. He earned a Bachelor of Science degree from Cornell University and is fluent in Mandarin.

There are no arrangements or understandings between the Independent Director and any other persons pursuant to which they were selected as director. There are no transactions between the Company and the Independent Director that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

Exhibit No.	Description

10.1	Director Agreement, between Henry County Plywood Corporation and Jeremy Goodwin, dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009

HENRY COUNTY PLYWOOD CORPORATION

/s/ Anson Yiu Ming Fong
Anson Yiu Ming Fong
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

10.1	Director Agreement, between Henry County Plywood Corporation and Jeremy Goodwin, dated February 2, 2009.